UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 20, 2008
TARRAGON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	0-22999	94-2432628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
423 West 55th, 12th Floor
New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 949-5000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On May 27, 2007, Tarragon Corporation (the “Company”) issued a press release reporting its results for the three months ended March 31, 2008. A copy of the press release is attached hereto as Exhibit 99.1, and incorporated herein by reference.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On May 20, 2008, the Company received a NASDAQ Staff Determination notice stating that the Company is not in compliance with NASDAQ Marketplace Rule 4310(c)(14) because it did not timely file a quarterly report on Form 10-Q for the period ended March 31, 2008, and that its common stock is therefore subject to delisting from the NASDAQ Stock Market unless the Company requests a hearing before a NASDAQ Listing Qualifications Panel.
     The Company filed its first quarter report on Form 10-Q for the period ended March 31, 2008 within the period provided to appeal this determination, and expects to receive confirmation from The Nasdaq Stock Market that it has demonstrated compliance with all Nasdaq requirements and that the common stock will remain listed.
Item 8.01. Other Events.
          See Item 2.02 Results of Operations and Financial Condition.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

99.1	Tarragon press release dated May 27, 2008

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARRAGON CORPORATION
By:	/s/ Erin D. Pickens
Erin D. Pickens
Chief Financial Officer

Date: May 27, 2008

EXHIBIT INDEX

99.1	Tarragon press release dated May 27, 2008